UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006
NRG ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)
(609) 524-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Ninth Supplemental Indenture
     On November 21, 2006, NRG Energy, Inc. (“NRG”) completed the sale of $1,100,000,000 aggregate principal amount of 7.375% senior notes due 2017 (the “Senior Notes”). The Senior Notes were issued under an Indenture, dated February 2, 2006, among NRG and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by a Ninth Supplemental Indenture, dated November 21, 2006 (the “Ninth Supplemental Indenture”) among NRG, the guarantors named therein and the Trustee, related to the Senior Notes. The Ninth Supplemental Indenture and the form of Senior Notes, which are attached as exhibits to the Ninth Supplemental Indenture, provide, among other things, that the Senior Notes will be senior unsecured obligations of NRG.
     Interest is payable on the Senior Notes on January 15 and July 15 of each year beginning on July 15, 2007 until their maturity date of January 15, 2017. On or after January 15, 2012, NRG may redeem all or a portion of the Senior Notes at redemption prices set forth in the Ninth Supplemental Indenture. In addition, at any time prior to January 15, 2010, NRG may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Ninth Supplemental Indenture.
     The terms of the Ninth Supplemental Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to: make restricted payments; restrict dividends or other payments of subsidiaries; incur additional debt; engage in transactions with affiliates; create liens on assets; engage in sale and leaseback transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.
     The Ninth Supplemental Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.
     A copy of the Ninth Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Ninth Supplemental Indenture is qualified in its entirety by reference to such exhibits.
Amendments to Senior Credit Facility
     On February 2, 2006, NRG entered into a senior secured credit facility with a syndicate of financial institutions, including Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc. as joint lead bookrunners, joint lead arrangers and co-documentation agents providing for up to an aggregate amount of $5.575 billion (the “Senior Credit Facility”), consisting of a $3.575 billion senior first priority secured term loan facility (the “Term Loan Facility”), a $1.0 billion senior first priority secured revolving credit facility (the “Revolving Credit Facility”) and a $1.0 billion senior first priority secured synthetic letter of credit facility (the “Letter of Credit Facility”). The Term Loan Facility will mature on February 2, 2013 and will amortize in 27 consecutive equal quarterly installments of .25% of the original principal amount of the Term Loan Facility during the first 63/4 years thereof with the balance payable on the seventh anniversary thereof. The full amount of the Revolving Credit Facility will mature on February 2, 2011. The Letter of Credit Facility will mature on February 2, 2013 and no amortization will be required in respect thereof. The Senior Credit Facility is guaranteed by substantially all of NRG’s existing and future direct and indirect subsidiaries and is secured by substantially all of the assets of NRG and the assets of its subsidiaries. Further information about the Senior Credit Facility may be found in NRG’s Current Report on Form 8-K filed February 6, 2006.
     On November 21, 2006, NRG amended the Senior Credit Facility. The amendments, among other things:
•	permit the incurrence of the debt to fund certain hedge resets entered into by NRG;

•	increase the amount of the synthetic letter of credit facility by $500 million to support incremental hedging activity;

•	increase the “Available Amount” (as defined in the credit agreement governing the Senior Credit Facility), and effect a corresponding increase in NRG’s restricted payments capacity, to $500 million as of the November 21, 2006 closing date; and

•	provide additional flexibility to NRG with respect to certain covenants governing or restricting the use of excess cash flow, new investments, new indebtedness and permitted liens.
     A copy of the amended and restated credit agreement governing the Senior Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the amended and restated credit agreement is qualified in its entirety by reference to such exhibit.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
     The disclosures under Item 1.01(a) of this Current Report on Form 8-K relating to the Ninth Supplemental Indenture, the Senior Notes and the Senior Credit Facility Amendment are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     The validity of the Senior Notes and the related guarantees by guarantors organized in Delaware and California were passed upon on NRG’s behalf by Kirkland & Ellis LLP, Chicago, Illinois. Certain matters of Minnesota law were passed upon by Leonard, Street and Deinard, Professional Association. Certain matters of Virginia law were passed upon by Williams Mullen. Certain matters of Texas law were passed upon by Vinson & Elkins LLP.
     NRG is also filing the following exhibits as part of this Current Report on Form 8-K, to be incorporated by reference into the Registration Statement on Form S-3ASR, filed on December 21, 2005 (File No. 333-130549), including the Opinions of Kirkland & Ellis LLP, Leonard, Street and Deinard, Professional Association, Williams Mullen and Vinson & Elkins LLP, which are attached hereto as Exhibits 5.1, 5.2, 5.3 and 5.4, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

4.1	Ninth Supplemental Indenture, dated November 21, 2006, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

4.2	Form of 7.375% Senior Note due 2017 (incorporated by reference to Exhibit 4.1 filed herewith).

5.1	Opinion of Kirkland & Ellis LLP, with respect to NRG Energy, Inc. and the guarantors organized under the laws of the States of Delaware and California.

5.2	Opinion of Leonard, Street and Deinard, Professional Association, with respect to the guarantors organized under the laws of the State of Minnesota.

5.3	Opinion of Williams Mullen, with respect to the guarantors organized under the laws of the State of Virginia.

Exhibit Number	Description

5.4	Opinion of Vinson & Elkins, LLP, with respect to the guarantors organized under the laws of the State of Texas.

10.1
Credit Agreement, dated February 2, 2006, as amended and restated on November 21, 2006, among NRG Energy, Inc., a Delaware corporation, the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead book runners and joint lead arrangers, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and Merrill Lynch Capital Corporation, as syndication agent.

99.1	Press release, dated November 21, 2006, relating to the Senior Notes and Senior Credit Facility.

99.2	Press release, dated November 22, 2006, relating to the repurchase of NRG common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.
Date: November 27, 2006	/s/ Timothy W.J. O'Brien
	Name:	Timothy W.J. O'Brien
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Ninth Supplemental Indenture, dated November 21, 2006, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

4.2	Form of 7.375% Senior Note due 2017 (incorporated by reference to Exhibit 4.1 filed herewith).

5.1	Opinion of Kirkland & Ellis LLP, with respect to NRG Energy, Inc. and the registrants organized under the laws of the States of Delaware and California.

5.2	Opinion of Leonard, Street and Deinard, Professional Association, with respect to the guarantors organized under the laws of the State of Minnesota.

5.3	Opinion of Williams Mullen, with respect to the guarantors organized under the laws of the State of Virginia.

5.4	Opinion of Vinson & Elkins, LLP, with respect to the guarantors organized under the laws of the State of Texas.

10.1
Credit Agreement, dated February 2, 2006, as amended and restated on November 21, 2006, among NRG Energy, Inc., a Delaware corporation, the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead book runners and joint lead arrangers, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and Merrill Lynch Capital Corporation, as syndication agent.

99.1	Press release, dated November 21, 2006, relating to the Senior Notes and Senior Credit Facility.

99.2	Press release, dated November 22, 2006, relating to the repurchase of NRG common stock.